EXHIBIT 21.1


                              DATA I/O CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


The following table indicates the name, jurisdiction of incorporation and basis of ownership of each of Data I/O's subsidiaries:


                                                          State or                 Percentage
                                                        Jurisdiction                of Voting
                                                             of                    Securities
Name of Subsidiary                                      Organization                  Owned
------------------                                      ------------                  -----

Data I/O International, Inc.                             Washington                   100%

Data I/O FSC International, Inc.                      Territory of Guam               100%

Data I/O Canada Corporation                                Canada                     100%

Data I/O China, Ltd                                   Hong Kong, China                100%

Data I/O GmbH                                              Germany                    100%

RTD, Inc. (formerly Reel-Tech, Inc.)                     Washington                   100%

Data I/O Electronics (Shanghai) Co. Ltd                     China                     100%

Data I/O Programacao de Sistemas Ltda                       Brazil                    100%